Filed pursuant to Rule 424(b)(3)
Registration File No.: 333-124582-10

Supplement No. 6 to market-making prospectus dated May 19, 2007
The date of this Supplement is August 16, 2007
On August 15, 2007, Cooper-Standard Holdings Inc. filed the attached Current Report on Form 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2007

COOPER-STANDARD HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-123708 (Commission File Number)	20-1945088 (I.R.S. Employer Identification No.)

39550 Orchard Hill Place Drive
Novi, Michigan 48375
(Address of Principal Executive Offices)

(248) 596-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

Cooper-Standard Holdings Inc. is furnishing the following information:

We issued a press release (the “Press Release”) on August 14, 2007 that discloses information regarding our results of operations for our fiscal quarter ended June 30, 2007. A copy of the Press Release is being furnished and included herewith as Exhibit 99.1.

The Press Release contains a non-GAAP financial measure (as that term is defined in Item 10(e) of the Commission’s Regulation S-K). A statement providing a reconciliation from that non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles is also included in the Press Release. Managment included the non-GAAP financial measure in the Press Release because it believes such measure provides investors with a better understanding of the measures used by management to evaluate our performance and our compliance with financial covenants related to our indebtedness.

Item 9.01     Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

99.1    Press release of Cooper-Standard Holdings Inc., parent to Cooper-Standard Automotive Inc., dated August 14, 2007.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cooper-Standard Holdings Inc.
/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Vice President, General Counsel and Secretary

Date: August 15, 2007